                                                                    EXHIBIT 4.3

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

                   ------------------------------------------

THIS WARRANT MAY NOT BE TRANSFERRED, DIVIDED, COMBINED OR
EXCHANGED, EXCEPT AS DESCRIBED IN SECTION 6 HEREIN.

                   ------------------------------------------
                                 CEPHALON, INC.

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK
               --------------------------------------------------

Name of Registered Holder:
                                    -------------------------------------

No.                                                       Shares of Common Stock
   --------                         ---------------------

                  For good and valuable consideration the receipt of which is hereby acknowledged, Cephalon, Inc., a Delaware corporation (the "Company"), hereby grants the rights herein specified and certifies that __________ (the "Initial Holder") (or any registered assignee of the Initial Holder) (each of the Initial Holder and any such registered assignee being hereinafter referred to as the "Holder"), is entitled, subject to the conditions and upon the terms of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as defined in Section 1 hereof), the number of shares of Common Stock (as defined in Section 1 hereof) set forth above. The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth.

                  Section 1. Certain Definitions. Terms defined in the preceding paragraph and elsewhere in this Warrant have the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

                  "Acceleration Date" means the earliest of the date on which a Reorganization Event occurs or the date on which the Company shall agree to effect a Reorganization Event, provided, that if approval of the stockholders of the Company is required in connection with such Reorganization Event, the Acceleration Date means the date of such approval.

                  "Act" means the Securities Act of 1933, as amended.

                  "Closing Price" means the closing price per share of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the Nasdaq National Market, or if not listed or traded on any such exchange or system, the average of the bid and asked price per share on the Nasdaq Stock Market or, if such quotations are not available, the fair market value as reasonably determined by the Board of Directors of the Company or any committee of such Board.

                  "Common Stock" means the Company's Common Stock, $.01 par value, and the related Preferred Share Purchase Rights as authorized on the date hereof, and any other securities into which or for which the Common Stock or such Preferred Share Purchase Rights may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exercise Period" means the period beginning on the date hereof, and ending on [INSERT DATE WHICH IS 3 YEARS FROM CLOSING DATE], 2000.

                  "Exercise Price" means $ ___________ [INSERT 130% OF AVERAGE CLOSING BID PRICE FOR 5 TRADING DAYS PRIOR TO CLOSING DATE], subject to change or adjustment pursuant to Section 9 hereof.

                  "Inspectors" shall have the meaning provided in Section
5(c)(9).

                  "Nasdaq" means the Nasdaq Stock Market.

                  "Nasdaq National Market" means the Nasdaq National Market of Nasdaq.

                  "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to the Warrant Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of the Warrant Shares or Other Securities pursuant to Section 9.

                  "Permitted Transfer" means (a) any transfer, assignment or succession by operation of law or pursuant to any court order issued by a court of competent jurisdiction, (b) any transfer to an immediate family member, (c) any transfer through probate or through intestate succession, (d) in the case of a transfer by a corporation, partnership, or trust, any transfer to any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the transferor, (e) any distribution by a retirement plan to any participant in the plan or (f) any transfer or assignment by the Initial Holder to its employees.

                  "Prospectus" shall have the meaning provided in Section
5(c)(1).

                  "Records" shall have the meaning provided in Section 5(c)(9).

                  "Register," "registered" and "registration" shall have the meaning provided in Section 5(a)(1).

                  "Registration Securities" shall have the meaning provided in
Section 5(a)(2).

                  "Registrable Statement" shall have the meaning provided in
Section 5(a)(3).

                  "Reorganization Event" means (i) any capital reorganization or leveraged recapitalization of the Company or reclassification of the Common Stock (other than a subdivision, combination or reclassification of the outstanding Common Stock for which adjustment is provided in Section 9(a) hereof and other than a change in the par value of the Common Stock or an increase in the authorized capital stock of the Company not involving the issuance of any shares thereof), (ii) any consolidation of the Company with, or merger of the

Company with or into, another person (including any individual, partnership, joint venture, corporation, trust or group thereof) (other than a consolidation or merger with a subsidiary of the Company in which the Company is the continuing corporation for which adjustment is provided in Section 9(a) hereof) or any sale, lease, transfer or conveyance of all or substantially all of the property and assets of the Company or (iii) the announcement or commencement by any "person" or "group" (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act) of a bona fide tender offer or exchange offer in accordance with the rules and regulations of the Exchange Act to purchase, or the acquisition of securities in the Company, such that after such acquisition or proposed purchase, the acquiror "beneficially owns" or would "beneficially own" (as defined in Rule 13d-3 under the Exchange Act), securities in the Company representing 30% or more of the combined voting power of the Company's then outstanding securities having power to vote in the election of directors.

                  "Rule 415" shall have the meaning provided in Section 5(a)(2).

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Warrant" means this Warrant and any Warrant or Warrants which may be issued pursuant to Section 4 or 6 hereof in substitution or exchange for or upon transfer of this Warrant, any Warrant which may be issued pursuant to
Section 2 hereof upon partial exercise of this Warrant and any Warrant which may be issued pursuant to Section 7 hereof upon the loss, theft, destruction or mutilation of this Warrant.

                  "Warrant Register" means the register maintained at the principal office of the Company, or at the office of its agent, in which the name of the Holder of this Warrant shall be registered.

                  "Warrant Shares" means the shares of Common Stock, as adjusted from time to time in accordance with Section 9 hereof, deliverable upon exercise of this Warrant.

                  Section 2. Exercise of Warrant. This Warrant may be exercised, in whole or in part, at any time or from time to time during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth on the signature page hereof (or at such other address of the Company or any agent appointed by the Company to act hereunder as the Company or such agent may hereafter designate in writing to the Holder), with the purchase form attached hereto as Annex I (the "Purchase Form") duly executed and accompanied by cash or a certified or official bank check drawn to the order of "CEPHALON, INC." (or its successor in interest, if any) in the amount of the Exercise Price, multiplied by the number of Warrant Shares specified in such Purchase Form. If this Warrant should be exercised in part only, the Company or its agent shall, upon surrender of this Warrant, execute and deliver a Warrant evidencing the right of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company during the Exercise Period of this Warrant and such Purchase Form in proper form for exercise, together with proper payment of the Exercise Price at its principal office, or by its agent at its office, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such Purchase Form; provided, however, that if the date of such receipt by the Company or its agent is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such Warrant Shares on the next business day on which the stock transfer books of the Company are open. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of such Warrant Shares. Any Warrant issued upon partial exercise of this Warrant pursuant to this Section 2 shall be dated the date of this Warrant.

                  Section 3. Reservation of Shares. The Company agrees that at all times it will keep reserved solely for issuance and delivery pursuant to this Warrant the number of shares of its Common Stock (or other securities) that are or would be issuable from time to time upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free of all preemptive rights. Before taking any action that would cause an adjustment pursuant to Section 9 hereof reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of this Warrant, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                  Section 4. Transfer in Compliance with Applicable Securities Laws.

                  (a) Neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in accordance with Section 6 hereof and in compliance with applicable United States federal and state securities laws and the terms and conditions hereof. Except as provided in subsection (b) of this Section 4, each Warrant shall bear the following legend:

      NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

                  (b) If (i) the Warrant Shares have been registered under the Act and registered or qualified under applicable state securities or Blue Sky laws or (ii) the Holder has received an opinion of counsel reasonably satisfactory to the Company that the Warrant Shares may be freely transferred without registration under the Act or registration or qualification under applicable state securities or Blue Sky laws, the Holder may require the Company to issue, in substitution for a Warrant with the foregoing legend, a Warrant with the following legend:

      THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

                  (c) The Holder may require the Company to issue a Warrant without either of the foregoing legends in substitution for a Warrant bearing one of such legends if either (i) this Warrant and the Warrant Shares issuable upon the exercise hereof have been registered under the Act and registered or qualified under applicable state securities laws or (ii) the Holder has received an opinion of counsel reasonably satisfactory to the Company that this Warrant may be freely transferred without registration under the Act or registration or qualification under applicable state securities laws. The provisions of this
Section 4 shall be binding on all subsequent holders of this Warrant.

                  Section 5. Registration Rights.

                  (a) Definitions. As used in this Section 5, the following terms shall have the following meanings:

                  (1) "Investor" means the Holder; "Investors" means the Investor together with other holders (and their assignees) of substantially identical warrants issued by the Company in varying amounts on the date hereof.

                  (2) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Act and pursuant to Rule 415 under the Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

                  (3) "Registrable Securities" means the Warrant Shares and the Other Securities.

                  (4) "Registration Statement" means a registration statement on Form S-3 of the Company under the Act.

                  (b) Mandatory Registration. Prior to the date hereof, the Company shall have prepared and filed with the SEC a Registration Statement on Form S-3 covering the resale of the Warrant Shares, and which Registration Statement shall state that, in accordance with Rule 416 under the Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of this Warrant to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                  (c) Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall:

                  (1) have caused each Registration Statement relating to Registrable Securities to become effective, and shall thereafter, subject to
Section 5(c)(5), keep the Registration Statement effective pursuant to Rule 415 at all times until the earlier of (a) such time as all of the Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investors and (b) the expiration of the Exercise Period. The Company represents and warrants to the Investors that (a) the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it was first filed with the SEC, at the time it was ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the prospectus used in connection with the Registration Statement and any amendment or supplement thereto (the "Prospectus") shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (2) subject to Section 5(c)(5), prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective, and the Prospectus current, at all times until the earlier of (a) such time as all of the Registrable Securities have been disposed of in accordance with the intended method of disposition by the Investors and (b) the expiration of the Exercise Period, and, during such period, comply with the provisions of the Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities of the Company covered by the Registration Statement;

                  (3) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel, (1) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each Prospectus and each amendment or supplement thereto, (2) each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), each of which the Company hereby determines to be confidential information and which the Buyer hereby agrees to keep confidential as a confidential Record in accordance with Section 5(c)(9) and (3) such number of copies of a Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

                  (4) subject to Section 5(c)(5), use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earlier of (a) such time as all of the Registrable Securities have been disposed of in accordance with the intended method of disposition by the Investors and (b) the expiration of the Exercise Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times until the earlier of (a) such time as all of the Registrable Securities have been disposed of in accordance with the intended method of disposition by the Investors and (b) the expiration of the Exercise Period and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(c)(4), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (V) to make any change in its charter or by-laws, which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

                  (5) (i) as promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, (A) as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) which requires the Company to amend or supplement the Registration Statement due to the receipt of new or additional information about an Investor or its intended plan of distribution of its Shares, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission or to reflect such new or additional information, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

                  (ii) notwithstanding Section 5(c)(5)(i) above, if at the time the Company notifies the Investor as contemplated by Section 5(c)(5)(i) the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the date the Registration Statement was declared effective by the SEC and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement, then the Company shall not be required to use best efforts to make such amendment or supplement until information concerning such development first becomes publicly available.

                  (6) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

                  (7) have permitted and will permit a single firm of counsel designated as selling stockholders' counsel by the Investors who hold a majority in interest of the Registrable Securities being sold to review at such Investors' sole expense the Registration Statement and all amendments and supplements thereto at least two business days (or such shorter period as may reasonably be specified by the Company) prior to their filing with the SEC;

                  (8) make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

                  (9) make available for inspection by any Investor and any attorney, accountant or other agent retained by any such Investor (collectively, the "Inspectors") at such Investor's sole expense, all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary solely to enable each Investor to exercise its due diligence responsibility with respect to
Section 11 of the Act as it relates to the Registration Statement, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (ii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 5(c)(9). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such

Investor and allow such Investor, at such Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

                  (10) have used its best efforts to cause all the Registrable Securities covered by the Registration Statement as of its SEC effective date to be listed on the NASDAQ or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

                  (11) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the date hereof;

                  (12) cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request; and the Company has delivered, and has caused legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction substantially in the form attached hereto as ANNEX II and an opinion of such counsel, if required by the Company's transfer agent, in the form attached hereto as ANNEX III; and

                  (13) during the period the Company is required to maintain effectiveness of the Registration Statement pursuant to Section 5(c)(1), the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations in Rule 10b-6 under the Exchange Act, so long as it remains in effect, and Regulation M under the Exchange Act, once it becomes effective.

                  (d) Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

                  (1) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Warrant with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Prior to the filing of the Registration Statement, the Investor shall have completed and submitted to the Company an Investor Questionnaire in the form attached hereto as ANNEX IV;

                  (2) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder;

                  (3) Each Investor agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Act except as contemplated in the Registration Statement or as otherwise in compliance with applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution; each Investor agrees (a) to notify the Company in writing in the event that such Investor enters into any material agreement with a broker or a dealer for the sale of the

Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the Act which is required with respect to such transaction;

                  (4) Each Investor acknowledges that there may occasionally be times, including such times as specified in Section 5(c)(5) or 5(c)(6), when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC (including, without limitation, an amendment required to reflect new or additional information about an Investor or its intended plan of distribution of its Registrable Securities), or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to said prospectus during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of said prospectus and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to said prospectus, or until the Company delivers to such Investor an amended or supplemented prospectus;

                  (5) Each Investor agrees not to make any sale or other transfer of the Registrable Securities pursuant to the Registration Statement without effectively causing the prospectus delivery requirement under the Act to be satisfied;

                  (6) Each Investor agrees to notify the Company promptly after the event of the completion of the sale by such Investor of all Registrable Securities to be sold by such Investor pursuant to the Registration Statement; and

                  (7) Each Investor agrees not to use Registrable Securities for the purpose of covering any short sale by such Investor of Common Stock unless at the time of such short sale such Investor shall have complied with the requirements of Section 5(d)(5) with respect to such short sale.

                  (e) Expenses of Registration. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, but excluding (a) fees and expenses of investment bankers retained by any Investor, (b) brokerage commissions incurred by any Investors and (c) fees and disbursements of counsel for the Investors.

                  (f)      Indemnification.

                  (1) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities and each Investor who sells such Registrable Securities in the manner permitted this Agreement, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the 1934 Act, any underwriter (as defined in the Securities Act) acting on behalf of an Investor who participates in the offering of Registrable Securities of such Investor in accordance with the plan of distribution contained in any prospectus included in the Registration Statement, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) any untrue statement or alleged untrue statement of a material fact contained in any prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) through (ii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 5(f)(3) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such controlling person, promptly as such expenses are incurred and are due and payable, for any documented and reasonable legal fees or other documented and reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5(f)(1): shall not apply to (I) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 5(c)(3) hereof; (II) any Claim arising out of or based on the failure of the Indemnified Person to comply with the covenants and agreements contained in this
Section 5 respecting sales of the Registrable Securities or any statement or omission in any prospectus which was corrected in any subsequent prospectus that was delivered to the Indemnified Person prior to the pertinent sale or sales by the Indemnified Person; and (III) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors. The Company and the Investor agree that the information set forth in the Investor Questionnaire and under the heading "Plan of Distribution" was the only information furnished by the Investor in writing expressly for use in connection with preparation of the Registration Statement on or prior to the date the Registration Statement was first declared effective by the SEC.

                  (2) In connection with the Registration Statement, each Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 5(f)(1), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 5(f)(2) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor; provided further, however, that the Investor shall be liable under this Section 5(f)(2) for only that amount of a Claim as does not exceed the amount of the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5(f)(2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                  (3) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 5(f) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 5(f), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding; provided further, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all Indemnified Persons hereunder. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 5(f), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 5(f) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                  (g) Contribution. To the extent any indemnification by an indemnifying party as set forth in Section 5(f) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5(f) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties' relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 5(f), (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any other person who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Securities shall be limited in amount to the proceeds received by such seller from the sale of such Registrable Securities.

                  (h) Reports under 1934 Act. With a view to making available to the Investors the benefits of Rule 144, the Company agrees to:

                  (1) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (ii) such other information as may be necessary to permit the Investors to sell such securities pursuant to Rule 144 without registration; and

                  (2) if at any time the Company is not required to file such reports with the SEC, use its best efforts to, upon the request of an Investor, make publicly available other information so long as is necessary to permit publication by bankers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the Exchange Act.

                  Section 6. Exchange, Transfer or Assignment of Warrant.

                  (a) If the Holder has received an opinion of counsel satisfactory to the Company that this Warrant may be freely sold or transferred without registration under the Act, as contemplated by Section 4 hereof, this Warrant, subject to subsection (b) of this Section 6, may be, at the option of the Holder, and upon presentation and surrender hereof to the Company at its principal office or to the Company's agent at its office, (i) exchanged for other Warrants of different denominations, entitling the Holder or Holders to purchase in the aggregate the same number of Warrant Shares at the Exercise Price or, (ii) if delivered together with a written notice specifying the denominations in which new Warrants are to be issued and signed by the Holder, divided or combined with other Warrants that carry the same rights.

                  (b) If the Holder has received an opinion of counsel satisfactory to the Company that this Warrant may be freely sold or transferred without registration under the Act, as contemplated by Section 4 hereof, (x) this Warrant may be transferred and assigned, subject to subparagraph (y) of this Section 6(b), at the option of the Holder, upon surrender of this Warrant to the Company at its principal office or to the Company's agent at its office, with the warrant assignment form attached hereto as ANNEX V (the "Warrant Assignment Form") duly executed and accompanied by funds sufficient to pay any transfer tax, except that (y) no transfer or assignment of this Warrant may be made unless (i) such transfer or assignment is a Permitted Transfer or (ii) the Company consents in writing to such transfer or assignment, which consent may be withheld in its absolute discretion. The Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Warrant Assignment Form and, if the Holder's entire interest is not being transferred or assigned, in the name of the Holder; and this Warrant shall promptly be cancelled.

                  (c) Any transfer or exchange of this Warrant shall be without charge to the Holder and any Warrant or Warrants issued pursuant to this Section 6 shall be dated the date hereof.

                  Section 7. Lost, Mutilated or Missing Warrant. Upon receipt by the Company or its agent of evidence satisfactory to it of the loss, theft or destruction of this Warrant, and of satisfactory indemnification, and upon surrender and cancellation of this Warrant if mutilated, the Company or its agent shall execute and deliver a Warrant of like tenor and date in exchange for this Warrant.

                  Section 8. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

                  Section 9. Anti-dilution. (a) If the Company shall fix or have fixed a record date at any time after the date hereof and before the expiration of the Exercise Period for:

                  (i) Stock Dividends, Subdivisions, Combinations, Reclassifications, etc. (A) The declaration of a dividend or distribution on the Common Stock (or other securities deliverable hereunder) payable in shares of capital stock (whether shares of Common Stock or of capital stock of any other class), (B) the subdivision of shares of the Common Stock into a greater number of shares, (C) the combination of the Common Stock into a smaller number of shares or (D) the issuance of any shares of its capital stock by reclassification of the Common Stock in connection with a consolidation or merger with a subsidiary of the Company in which the Company is the continuing corporation, then, in any such event, the Holder shall be entitled to receive the aggregate number and kind of shares which, if the Warrant had been exercised immediately prior to such record date, the Holder would have been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification, and the Exercise Price shall be appropriately adjusted. Such adjustment shall be made successively whenever any event listed above shall occur.

              (ii) Issuance at Less Than Current Market Price. The issuance of rights, options or warrants to all holders of Common Stock (or other securities deliverable hereunder) entitling them to subscribe for or purchase Common Stock (or other securities deliverable hereunder) at a price per share or having a conversion or exercise price per share (including the amount paid, if any, for such rights, options or warrants) less than the Closing Price on such record date (excluding rights or warrants that are not immediately exercisable and for which provision is made for the Holder to receive comparable rights or warrants), then the number of Warrant Shares to be received hereunder after such record date shall be determined by multiplying the number of shares receivable hereunder immediately prior to such record date by a fraction, the denominator of which shall be the number of shares of Common Stock (or other securities deliverable hereunder) outstanding on such record date plus the number of shares of Common Stock (or other securities deliverable hereunder) that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Closing Price, and the numerator of which shall be the number of shares of Common Stock (or other securities deliverable hereunder) outstanding on such record date plus the number of additional shares of Common Stock (or other securities deliverable hereunder) offered for subscription or purchase, and the Exercise Price shall be appropriately adjusted so that the aggregate purchase price of the Warrant Shares to be received hereunder after such record date is equal to the aggregate purchase price of the Warrant Shares receivable hereunder immediately prior to such record date. Shares of Common Stock owned by or held for the account of the Company or any subsidiary of the Company on such record date shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made successively whenever any such event shall occur. If such rights, options or warrants are not so issued, the number of Warrant Shares receivable hereunder shall again be adjusted to be the number that would have been in effect had such record date not been fixed. On the expiration of such rights, options or warrants the number of Warrant Shares receivable hereunder shall be readjusted to be the number that would have obtained had the adjustment made upon the issuance of such rights, options or warrants been made upon the basis of the issuance of only the number of shares of Common Stock (or other securities deliverable hereunder) actually issued upon the exercise of such rights, options or warrants, provided, however, that if the Holder of this Warrant shall have exercised this Warrant prior to any such readjustment, the number of Warrant Shares that have been delivered or the number of Warrant Shares to be delivered shall not be subject to any readjustment. In any case in which this subsection (ii) shall require that an adjustment in the number of shares receivable hereunder or the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date the number of Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the

         Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustments.

                  (iii) Distribution of Subscription Rights, Warrants, Evidences of Indebtedness or Assets. The making of a distribution to all holders of Common Stock (or other securities deliverable hereunder) (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of (A) any shares of capital stock of the Company (other than Common Stock),
         (B) subscription rights or warrants (excluding those for which adjustment is provided in subsection 9(a)(ii) above and excluding those that are not immediately exercisable and for which provision is made for the Holder to receive comparable subscription rights or warrants) or (C) evidences of its indebtedness or assets (excluding (x) dividends paid in or distributions of the Company's capital stock for which the number of Warrant Shares receivable hereunder shall have been adjusted pursuant to paragraph 9(a)(i) and (y) cash dividends or distributions payable out of earnings or surplus not in excess of 10% of the average Closing Price for the thirty trading days prior to the fifth day before the date of declaration multiplied by the number of outstanding shares of Common Stock) (any of the foregoing being hereinafter in this paragraph (iii) called the "Securities"), then in each such case (unless the Company elects to reserve shares or other units of such Securities for distribution to each Holder upon exercise of the Warrant so that, in addition to the shares of the Common Stock (or other securities deliverable hereunder) to which each Holder is entitled, each Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, exercised the Warrant) the number of Warrant Shares receivable hereunder after such record date shall be determined by multiplying the number of Warrant Shares receivable hereunder immediately prior to such record date by a fraction, the denominator of which shall be the Closing Price on the trading day immediately prior to the date the Common Stock (or other securities deliverable hereunder) trades without the right to receive such Securities, less the fair market value (as determined in the reasonable judgment of the Board of Directors of the Company and described in a statement mailed by certified mail to the Holder) of the portion of the assets or evidences of indebtedness so to be distributed to a holder of one share of the Common Stock or of such subscription rights or warrants applicable to one share of the Common Stock, and the numerator of which shall be the Closing Price of the Common Stock on such trading date; and the Exercise Price shall be appropriately adjusted so that the aggregate purchase price of the Warrant Shares to be received hereunder after such record date is equal to the aggregate purchase price of the Warrant Shares receivable hereunder immediately prior to such record date. Such adjustment shall become effective immediately after such record date and shall be made successively whenever such a record date is fixed. If such distribution is not so made, the number of Warrant Shares receivable hereunder shall be readjusted to be the number that was in effect immediately prior to such record date. In the event that the Holder of this Warrant exercises this Warrant after an adjustment is made under this paragraph (iii) and prior to a readjustment under this paragraph (iii), the number of Warrant Shares that have been delivered or the number of Warrant Shares to be delivered shall not be subject to any readjustment. In any case in which this paragraph (iii) shall require that an adjustment in the number of Warrant Shares receivable hereunder or the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date the number of Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustments.

                  (b) Reorganization Event. (i) In case of any Reorganization Event the Company shall, as a condition precedent to the consummation of the transaction constituting, or announced as, such Reorganization Event, cause effective provisions to be made so that the Holder shall have the right immediately thereafter, by exercising this Warrant, to receive the aggregate amount and kind of shares of stock and other securities and property that were receivable upon such Reorganization Event by a holder of the number of shares of Common Stock that would have been received immediately prior to such Reorganization Event upon exercise of this Warrant. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 9(a). The foregoing provisions of this Section 9(b) shall similarly apply to successive Reorganization Events.

                  (ii) The Company shall, at least twenty days before the Acceleration Date relating to any Reorganization Event (or if such Reorganization Event was beyond the control of the Company, and the Company did not have knowledge twenty days before such Acceleration Date, as soon as practicable thereafter), cause to be mailed to the Holder a notice describing in reasonable detail such Reorganization Event and informing the Holder of the date that the Exercise Period will (or did) commence and that the Holder may exercise this Warrant at any time during the Exercise Period.

                  (c) Fractional Shares. No fractional shares of Common Stock (or other securities deliverable hereunder) or scrip shall be issued to any Holder in connection with the exercise of this Warrant. Instead of any fractional share of Common Stock (or other securities deliverable hereunder) that would otherwise be issuable to such Holder, the Company shall pay to such Holder a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Price per share of Common Stock (or other securities deliverable hereunder) on the date of such exercise.

                  (d) Carryover. Notwithstanding any other provision of this
Section 9, no adjustment shall be made to the number of shares of Common Stock (or other securities deliverable hereunder) to be delivered to each Holder (or to the Exercise Price) if such adjustment would represent less than one percent of the number of shares to be so delivered, but any such adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to one percent or more of the number of shares to be so delivered.

                  (e) Notices of Certain Events. If at any time after the date hereof and before the expiration of the Exercise Period:

                  (i) the Company authorizes the issuance to all holders of its Common Stock of (A) rights or warrants to subscribe for or purchase shares of its Common Stock or (B) any other subscription rights or warrants;

                  (ii) the Company authorizes the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or distributions excluded from the operation of paragraph 9(a)(iii));

                  (iii) there shall be any capital reorganization of the Company or reclassification of the Common Stock (other than a change in par value of the Common Stock or an increase in the authorized capital stock of the Company not involving the issuance of any shares thereof) or any consolidation or merger to which the Company is a party (other than a consolidation or merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification or change in the Common Stock outstanding) or a conveyance or transfer of all or substantially all of the properties and assets of the Company:

                  (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                  (v) there shall be any other event that would result in an adjustment pursuant to this Section 9 in the Exercise Price or the number of Warrant Shares that may be purchased upon the exercise hereof;

the Company will cause to be mailed to the Holder, at least twenty days (or ten days in any case specified in the clauses (i) or (ii) above) before the applicable record or effective date hereinafter specified, a notice stating (A) the date as of which the holders of Common Stock of record entitled to receive any such rights, warrants or distributions is to be determined, or (B) the date on which any such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

                  (f) Failure to Give Notice. The failure to give the notice required by Section 9(e) hereof or any defect therein shall not affect the legality or validity of any distribution right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up or the vote upon any such action.

                  Section 10. Officers' Certificate. Whenever the number of Warrant Shares that may be purchased on exercise of this Warrant or the Exercise Price is adjusted as required by the provisions of Section 9 hereof, the Company will forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and at the office of its agent an officers' certificate showing the adjusted number of Warrant Shares that may be purchased at the Exercise Price on exercise of this Warrant and the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the President, Chief Financial Officer or Treasurer of the Company and by the Secretary or an Assistant Secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder. The Company shall, forthwith after each such adjustment, cause such certificate to be mailed to the Holder.

                  Section 11. Availability of Information. In addition to the requirements of Section 5(h), the Company shall comply with all applicable public information reporting requirements of the SEC and applicable state securities laws to which it may from time to time be subject. The Company will also cooperate with each Holder of any Warrants and each holder of any Warrant Shares in supplying such information concerning the Company as may be necessary for such Holder or holder to complete and file any information reporting forms currently or hereafter required by the SEC as a condition to the availability of an exemption from the Act for the sales of any Warrants or Warrant Shares.

                  Section 12. Warrant Register. The Company will register this Warrant in the Warrant Register in the name of the record holder to whom it has been distributed or assigned in accordance with the terms thereof. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  Section 13. Successors. All of the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

                  Section 14. Headings. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  Section 15. Amendments. This Warrant may be amended by the affirmative vote of Holders holding Warrants to purchase not less than two-thirds of the Warrant Shares purchasable pursuant to all of the then outstanding Warrants; provided, that, except as expressly provided herein, this Warrant may not be amended, without the consent of the Holder, to change (i) any price at which this Warrant may be exercised, (ii) the period during which this Warrant may be exercised, (iii) the number or type of securities to be issued upon the exercise hereof or (iv) the provisions of this Section 15.

                  Section 16. Notices. Unless otherwise provided in this Warrant, any notice or other communication required or permitted to be made or given to any party hereto pursuant to this Warrant shall be in writing and shall be deemed made or given if delivered by hand, on the date of such delivery to such party, or, if mailed, on the fifth day after the date of mailing, if sent to such party by certified or registered mail, postage prepaid, addressed to it (in the case of a Holder) at its address in the Warrant Register or (in the case of the Company) at its address set forth below, or to such other address as is designated by written notice, similarly given to each party hereto.

                  Section 17. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with the laws of said Commonwealth as applied to the contracts made and to be performed in Pennsylvania between Pennsylvania residents.

                  IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed and attested by its duly authorized officer and to be dated as of _____________, 1997.

                                    CEPHALON, INC.

                                         By:
                                            ----------------------------
                                              Name:
                                              Title:

                                         Address:

                                         145 Brandywine Parkway
                                         West Chester, Pennsylvania 19380

                                         Attention: